Exhibit 23.01

CONSENT OF ERNST & YOUNG LLP,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

Form S-3	333-166643

Form S-8	333-164734	Sun Microsystems, Inc. 2007 Omnibus Incentive Plan, Sun Microsystems, Inc. 1990 Long-Term Equity Incentive Plan, Sun Microsystems, Inc. Equity Compensation Acquisition Plan, Sun Microsystems, Inc. 1988 Directors’ Stock Option Plan, Sun Microsystems, Inc. 1997 French Stock Option Plan, Afara Websystems, Inc. 2000 Equity Incentive Plan, Cobalt Networks, Inc. Amended and Restated 1997 Employee Stock Plan, Forte Software, Inc. 1996 Stock Option Plan, Forte Software, Inc. 1997 Stock Option Plan, Gridware, Inc. 2000 Equity Incentive Plan, HighGround Systems, Inc. Stock Option Plan, InnoSoft International, Inc. 1992 Stock Incentive Plan, InnoSoft International, Inc. 1999 Equity Incentive Plan, Isopia Inc. Stock Option Plan, Kealia, Inc. Amended and Restated 2001 Stock Plan, Large Storage Configurations, Incorporated 1992 Stock Option Plan, MySQL AB Global Share Option Plan 2005, Neogent, Inc. 2001 Stock Incentive Plan, Pirus Networks, Inc. 2000 Stock Option Plan, SeeBeyond Technology Corporation 1998 Stock Plan, SevenSpace, Inc. Amended and Restated 2000 Stock Incentive Plan, Star Division Corporation 1998 Stock Plan, Amended and Restated Storage Technology Corporation 1995 Equity Participation Plan, Storage Technology Corporation 2004 Long Term Incentive Plan, Tarantella, Inc. 2002 Incentive Stock Option Plan, Tarantella, Inc. 2003 Stock Option Plan, Waveset Technologies, Inc. Amended and Restated 2000 Stock Plan, Silver Creek Systems, Inc. 2003 Equity Incentive Plan

Form S-8	333-163147	GoldenGate Software, Inc. 2002 Equity Incentive Plan, as amended

Form S-8	333-157758	Primavera Software, Inc. Amended and Restated 2006 Stock Option Plan

Form S-8	333-153660	AdminServer, Inc. 2003 Stock Option Plan

Form S-8	333-151045	BEA Systems, Inc. 1995 Flexible Stock Incentive Plan, BEA Systems, Inc. 1997 Stock Incentive Plan, BEA Systems, Inc. 2000 Non-Qualified Stock Incentive Plan, BEA Systems, Inc. 2006 Stock Incentive Plan, The Theory Center Amended and Restated 1999 Stock Option/Stock Issuance Plan, Plumtree Software, Inc. 1997 Equity Incentive Plan, Plumtree Software, Inc. 2002 Stock Plan

Form S-8	333-147400	Bridgestream 1999 Stock Plan, Logical Apps, Inc. 2003 Equity Incentive Plan

Form S-8	333-145162	Agile Software Corporation 1995 Stock Option Plan, Agile Software Corporation 2000 Nonstatutory Stock Option Plan, The Digital Market, Inc. 1995 Stock Plan

Form S-8	333-142776	Hyperion Solutions Corporation 2004 Equity Incentive Plan, Hyperion Solutions Corporation 1999 Stock Option Plan, Hyperion Solutions Corporation 1995 Stock Option/Stock Issuance Plan, Hyperion Solutions Corporation 1992 Stock Option Plan, Hyperion Software Corporation 1991 Stock Plan, Hyperion Software Corporation 1991 Stock Plan, Decisioneering, Inc. 1997 Stock Option Plan, SQRIBE 1995 Stock Option Plan, Hyperion Software Corporation 1991 Non-Employee Director Stock Option Plan, Brio Software, Inc. 2000 Non-Executive Director Stock Option Plan, Brio Software, Inc. 1998 Stock Option Plan, Brio Software, Inc. 1998 Directors’ Stock Option Plan, Brio Software, Inc. 1998 Non-Executive Stock Option Plan, Arbor Software Corporation 1995 Stock Option/Stock Issuance Plan

Form S-8	333-142225	Hyperion Solutions Corporation 2004 Equity Incentive Plan, Hyperion Solutions Corporation 1995 Stock Option/Stock Issuance Plan and the Arbor Software Corporation 1995 Stock Option/Stock Issuance Plan

Form S-8	333-139901	Stellent, Inc. 1994-1997 Stock Option and Compensation Plan, InfoAccess, Inc. 1990 Stock Option Plan as amended September 29, 1999, InfoAccess, Inc. 1995 Stock Option Plan as amended September 29, 1999, Stellent, Inc. 1999 Employee Stock Option and Compensation Plan, Stellent, Inc. 2000 Stock Incentive Plan, Stellent, Inc. Amended and Restated 2000 Employee Stock Incentive Plan, Stellent, Inc. Amended and Restated 1997 Directors Stock Option Plan, Optika Imaging Systems, Inc. 1994 Stock Option /Stock Issuance Plan, Amendment to Optika Imaging Systems, Inc. 1994 Stock Option/Stock Issuance Plan, Optika Inc. 2000 Non-Officer Stock Incentive Plan, Optika Inc. 2003 Equity Incentive Plan, Amendment to Optika Inc. 2003 Equity Incentive Plan, Stellent, Inc. 2005 Equity Incentive Plan, French Annex to the Stellent, Inc. 2000 Stock Incentive Plan

Form S-8	333-139875	MetaSolv, Inc. 1992 Stock Option Plan, MetaSolv, Inc. Long-Term Incentive Plan

Form S-8	333-138694	SPL WorldGroup Holdings, LLC 2005 Option Plan, SPL WorldGroup Holdings, LLC 2004 Equity Incentive Plan

Form S-8	333-136275	Portal Software, Inc. 1999 Stock Incentive Plan, Portal Software, Inc. 2000 Supplemental Stock Option Plan, Portal Software, Inc. 1995 Stock Option/Stock Issuance Plan (as amended and succeeded by the 1999 Stock Incentive Plan)

Form S-8	333-131988	Siebel Systems, Inc. 1996 Equity Incentive Plan, Siebel Systems, Inc. 1996 Supplemental Stock Option, Siebel Systems, Inc. 1998 Equity Incentive Plan, InterActive WorkPlace, Inc. 1996 Stock Option Plan, Janna Systems Inc. Amended and Restated Share Compensation Plan, nQuire Software, Inc. 1997 Employee Stock Option and Compensation Plan, OnLink Technologies, Inc. 1998 Stock Option Plan, OnTarget, Inc. 1999 Stock Award Plan, OpenSite Technologies, Inc. 1998 Stock Option Plan, Sales.Com, Inc. 1999 Equity Incentive Plan, Options Granted Outside of Sales.com, Inc. 1999 Equity Incentive Plan, SalesRepsOnline.com, Inc. 2000 Stock Option/Stock Issuance Plan, Scopus Technology, Inc. 1991 Stock Option Plan, Scopus Technology, Inc. 1995 Director Option Plan

Form S-8	333-131427	Oracle Corporation Amended and Restated 2000 Long-Term Equity Incentive Plan, Oracle Corporation Amended and Restated 1993 Directors’ Stock Plan, Oracle Corporation 1991 Long-Term Incentive Plan, as amended, Oracle Corporation Employee Stock Purchase Plan (1992), as amended and restated, ProfitLogic, Inc. Second Amended and Restated 1999 Stock Incentive Plan, as amended, Peoplesoft, Inc. Amended and Restated 1989 Stock Plan, Peoplesoft, Inc. 2001 Stock Plan, Peoplesoft, Inc. 2000 Nonstatutory Stock Option Plan, Peoplesoft, Inc. 1992 Directors’ Stock Option Plan, Peoplesoft, Inc. 2003 Directors Stock Plan, Intrepid Systems, Inc. 1992 Stock Option Plan, J.D. Edwards & Company 1992 Incentive Stock Option Plan, J.D. Edwards & Company 1992 Nonqualified Stock Option Plan, J.D. Edwards & Company 1997 Equity Incentive Plan, J.D. Edwards & Company 2003

Equity Incentive Plan, Red Pepper Software Company 1993 Stock Option Plan, Skillsvillage 1999 Stock Plan, Teamscape Corporation 1998 Stock Plan, Trimark Technologies, Inc. 1993 Stock Option Plan, The Vantive Corporation Amended and Restated 1991 Stock Option Plan, The Vantive Corporation 1997 Nonstatutory Stock Option Plan, Oracle Corporation 1993 Deferred Compensation Plan, Oracle Corporation 401(k) Savings and Investment Plan

of our reports dated June 30, 2010, with respect to the consolidated financial statements and schedule of Oracle Corporation, and the effectiveness of internal control over financial reporting of Oracle Corporation, included in this Annual Report (Form 10-K) of Oracle Corporation for the year ended May 31, 2010.

/s/ ERNST & YOUNG LLP

San Francisco, California

June 30, 2010